ERNST & YOUNG

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on (Form S-3/A No. 333-18303) of our report dated February 23, 1996, with respect to the Statement of Revenues and Certain Expenses of Tower 56 (the Property) included in the Current Report on Form 8-K Amendment No. 1 dated January 22, 1997, both filed with the Securities and Exchange Commission.



                                                    /s/ Ernst & Young L.L.P.


New York, New York
February 27, 1997